UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 1, 2013

NOBLE CORPORATION

(Exact name of Registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2013, the board of directors of Noble-Swiss approved and adopted the Fourth Amended and Restated 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors (the “Amended and Restated 1992 Plan”). The Amended and Restated 1992 Plan amended the Third Amended and Restated 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors (the “Predecessor 1992 Plan”) to provide that the purchase price of an option granted pursuant to the Amended and Restated 1992 Plan may be paid for (i) by cash or check, (ii) by surrendering a number of shares with respect to the option being exercised that have an aggregate fair market value at the time of exercise equal to the total purchase price (or portion thereof being paid with such shares), or (iii) in any combination thereof. In addition, the Amended and Restated 1992 Plan amended the Predecessor 1992 Plan to provide that no shares surrendered in payment of the purchase price of an option will be available after such surrender for future grants.

The description above is a summary of the Amended and Restated 1992 Plan and is qualified in its entirety by the Amended and Restated 1992 Plan, which is attached hereto as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Fourth Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors effective February 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noble Corporation, a Swiss corporation

Date: February 5, 2013

	By:	/s/ James A. MacLennan
James A. MacLennan
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

10.1	—	Fourth Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Share Plan for Non-Employee Directors effective February 1, 2013.

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